Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57421) pertaining to the Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan of our report dated June 19, 2006, with respect to the financial statements and schedule of the Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
/s/ Ernst & Young LLP
June 28, 2006
Atlanta, Georgia